Exhibit 5.1



            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                 April 8, 2004


Tumbleweed Communications Corp.
700 Saginaw Drive
Redwood City, California 94063

Re:      Tumbleweed Communications Corp.
         Form S-8 Registration Statement
         -------------------------------

Ladies and Gentlemen:

We have acted as special counsel to Tumbleweed Communications Corp., a Delaware corporation (the "Company"), in connection with the registration of 884,678 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable pursuant to Corvigo, Inc.'s 2002 Stock Option Plan (the "Plan"), as adopted by the Company pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of March 18, 2004, by and among the Company, Greenland Acquisition Company, L.L.C., a Delaware limited liability company and a direct, wholly owned subsidiary of the Company, Corvigo, Inc., a Delaware corporation ("Corvigo"), and Mark Kvamme, as stockholders' agent.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8 (the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Amended and Restated Bylaws of the Company, as presently in effect; and (v) certain resolutions of the Board of Directors of the Company relating to the Merger Agreement and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as


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Tumbleweed Communications Corp.
April 8, 2004
Page 2




certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan is consistent with the Plan and has been duly authorized and validly executed and delivered by the parties thereto.

         We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) certificates representing the Shares to be issued under the Plan in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of the Plans at a price per share not less than the per share par value of the Common Stock, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,

                                  /S/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP